UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 6, 2017 (March 31, 2017)

Internap Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-31989	91-2145721
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

One Ravinia Drive, Suite 1300, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 302-9700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2017, Internap Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the Guarantors party thereto, the Lenders party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, Jefferies Finance LLC and PNC Capital Markets LLC, as Joint Lead Arrangers, PNC Bank, National Association, as Syndication Agent and as Issuing Bank, and Jefferies Finance LLC, as Documentation Agent, Sole Book Manager and as Swingline Lender.

The Credit Agreement provides for a $300 million term loan facility and a $25 million revolving credit facility (which includes a $15 million letter of credit facility). In addition, the Company may request incremental term loans and/or incremental revolving loan commitments in an aggregate amount not to exceed $50 million.

The proceeds of the term loan facility were used on April 6, 2017 to refinance the Company’s existing credit facility and to pay costs and expenses associated with the Credit Agreement.

The maturity date of the term loan facility is April 6, 2022 and the maturity date of the revolving credit facility is October 6, 2021. The maturity date for the term loan facility may be extended in accordance with the terms of the Credit Agreement. The Company may prepay loans under the Credit Agreement at any time, subject to certain notice requirements and LIBOR breakage costs. If within one year after entering into the Credit Agreement the term loans are prepaid with the proceeds of certain new term loans that have an “effective yield” that is lower than the “effective yield” of the prepaid term loans, or the Credit Agreement is amended to reduce the “effective yield” on the term loans, in certain cases, such prepaid or repriced portions of the term loans will be subject to a penalty equal to 1.00% of the outstanding term loans being prepaid or repriced.

At the Company’s election, loans under the Credit Agreement may be made as either Adjusted Base Rate loans or Eurodollar loans. The applicable margin for term loans is 6.0% for Adjusted Base Rate loans and 7.0% for Eurodollar loans. The applicable margin for revolving loans is 6.0% for Adjusted Base Rate loans and 7.0% for Eurodollar loans. All Eurodollar loans are subject to a pre-margin floor of 1.00%.

The obligations of the Company under the Credit Agreement are guaranteed by its subsidiaries Internap Connectivity LLC and Ubersmith, Inc. (the “Guarantors”) pursuant to Security Agreement, dated as of April 6, 2017, by and among the Company, the Guarantors and Jefferies Finance LLC, as Collateral Agent (the “Security Agreement”). The obligations of the Company and the Guarantors under the Credit Agreement are secured by substantially all of the tangible and intangible assets of the Company and the Guarantors, including by a pledge of 100% of the equity interests of the domestic subsidiaries of the Company and the Guarantors and 65% of the equity interests of the first-tier foreign subsidiaries of the Company and the Guarantors.

The Credit Agreement contains customary financial maintenance and operating covenants, including without limitation covenants restricting the incurrence or existence of debt or liens, the making of investments, the payment of dividends and affiliate transactions. The financial maintenance covenants in the Credit Agreement consist of a maximum total net leverage ratio covenant and a minimum consolidated interest coverage ratio covenant. The Credit Agreement also contains customary events of default, including among others nonpayment of principal or interest, material inaccuracy of representations, failure to comply with covenants and specified insolvency events. If an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance may become immediately due and payable.

Certain of the lenders under the Credit Agreement and their affiliates may now or in the future have various relationships with the Company and its subsidiaries involving the provision of financial services, such as investment banking, commercial banking, financial advisory, cash management, custody and corporate credit card services and interest rate hedging for which they will receive customary fees.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Security Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described in Item 1.01 above, on April 6, 2017 the Company and its applicable subsidiaries terminated the Credit Agreement, dated as of November 26, 2013, as amended from time to time, among the Company, the Guarantors party thereto, the Lenders party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, Jefferies Finance LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Managers, PNC Bank, National Association, as Syndication Agent, ING Capital LLC, as Documentation Agent, and Jefferies Finance LLC, as Issuing Bank and Swingline Lender.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 31, 2017, the Audit Committee (the “Audit Committee”) of the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, effective March 31, 2017.

The reports of PwC on the consolidated financial statements for the fiscal years ended December 31, 2015 and 2016 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2015 and December 31, 2016 and the subsequent interim period through March 31, 2017 there have been (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in their reports on the financial statements for such fiscal years, and (ii) no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows.

As described in more detail in Item 9A in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2017, the Company did not design and maintain effective internal controls over the review of cash flow forecasts used in support of certain fair value estimates. Specifically, the review of cash flow forecasts used in the Company’s capitalized software impairment test, goodwill impairment test, long-lived asset impairment test and going concern assessment was not designed and maintained at an appropriate level of precision and rigor commensurate with its financial reporting requirements. This control deficiency resulted in immaterial audit adjustments to capitalized software assets in the Company’s consolidated financial statements for the year ended December 31, 2016. The Audit Committee discussed the reportable event with PwC, and has authorized PwC to respond fully to the inquiries of the successor accountant (reported below) concerning the reportable event.

The Company has provided PwC with a copy of the disclosure set forth in this Item 4.01 and has requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of PwC’s letter, dated April 5, 2017 is attached hereto as Exhibit 16.1.

On March 31, 2017, the Audit Committee of the Company authorized the appointment of BDO USA, LLP (“BDO”) as its new independent registered public accounting firm for the year ending December 31, 2017, effective March 31, 2017.

During the fiscal years ended December 31, 2015 and December 31, 2016 and in the subsequent interim period through March 31, 2017, neither the Company nor anyone acting on its behalf consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a “disagreement” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 8.01.	Other Events.

Appointment of General Manager and Senior Vice President of INAP Cloud Services Business Unit

The Company has appointed Andrew Day as General Manager and Senior Vice President of the INAP Cloud Services Business Unit of the Company, effective April 1, 2017. Mr. Day will lead the Company’s iWeb, Agile Cloud and Bare Metal Server services business in North America and the EMEA with responsibility for sales, product management, marketing, business development, customer support, technical operations, engineering and program management. Mr. Day provided management and advisory services to the Company as a management consultant with ADAY Management from November 2016 through March 2017. He brings over 25 years of management experience in telecommunications, technology innovation, sales and marketing leadership. Prior to joining the Company, Mr. Day held several senior leadership positions in sales and general management for technology companies. Most recently, he served as Senior Vice President, Consumer Channels at Rogers Communications, where he led all consumer product sales across all sales channels. Previously, Mr. Day was CEO Primus Telecommunications Group Inc. and Primus Canada. Before joining Primus, he held various roles of increasing responsibility in general management, sales, product management, and finance at AT&T, Gillette and Xerox. Mr. Day holds an Honours B. Comm. from McMaster University, is a Chartered Public Accountant (CPA) and is also a Chartered Director (C. Dir.).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are filed herewith:

10.1	Credit Agreement, dated as of April 6, 2017, by and among the Company, the Guarantors party thereto, the Lenders party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, Jefferies Finance LLC and PNC Capital Markets LLC, as Joint Lead Arrangers, PNC Bank, National Association, as Syndication Agent and as Issuing Bank, and Jefferies Finance LLC, as Documentation Agent, Sole Book Manager and as Swingline Lender.

10.2	Security Agreement, dated as of April 6, 2017, by and among the Company, the Guarantors party thereto and Jefferies Finance LLC, as Collateral Agent.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION
(Registrant)

By:	/s/ Peter D. Aquino
Name:	Peter D. Aquino
Title:	President and Chief Executive Officer

Date: April 6, 2017